Exhibit 99.2

UNLOCKING A WORLD OF CONNECTIONS Six Month Report 2015

UNLOCKING A WORLD OF CONNECTIONS || KeyTech Six Month Report 2015 1

Contents

2
Consolidated Balance Sheet

3 - 4
Consolidated Statement of Comprehensive Loss

5
Consolidated Statement of Changes in Equity

6
Consolidated Statement of Cash Flow

7 - 11
Notes to Consolidated Financial Statements

12
Board of Directors, Company Officers & KeyTech Group Executives

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Consolidated Balance Sheet

(Unaudited) as at September 30, 2015 and March 31, 2015

	September 30, 2015	March 31, 2015
ASSETS		
Current assets		
Cash and cash equivalents (excluding bank overdraft)	$ 4,303,586	$ 3,717,631
Accounts receivable	6,613,952	8,413,539
Materials	52,601	33,269
Assets held for sale	-	948,471
Prepaid expenses and other current assets	2,161,654	4,014,261
	13,131,793	17,127,171
Non-current assets		
Available-for-sale financial assets	982,179	1,109,546
Loan receivable	-	5,000,000
Property, plant and equipment	98,954,956	117,527,905
Investments in associates	27,504,468	25,760,775
Intangible assets	12,328,458	80,419,866
Total assets	$ 152,901,854	$ 246,945,263
LIABILITIES AND SHAREHOLDERS EQUITY		
Current liabilities		
Accounts payable and accrued liabilities	$ 11,056,947	$ 13,547,836
Bank overdraft	1,966,982	779,450
Foreign tax liabilities	187,444	168,500
Interest payable	534,634	522,578
Unearned income	4,557,127	6,099,098
Preferred share redemption amounts unclaimed	652,637	687,116
Loan payable	6,428,571	6,428,571
Liabilities held for sale	-	83,333
	25,384,342	28,316,482
Non-current liabilities		
Loan payable	32,142,858	35,357,143
Sub-ordinated debt	24,700,000	24,700,000
Other long-term liabilities	1,868,230	-
Total liabilities	$ 84,095,430	$ 88,373,625
EQUITY		
Equity attributable to owners of the parent		
Share capital	3,806,197	3,806,197
Share premium	86,058,361	86,058,361
Contributed surplus	22,196,339	20,994,716
Shares held for issue	7,493,110	7,493,110
Other comprehensive income	14,281,695	14,389,751
Retained earnings	(67,267,684)	18,915,295
	66,568,018	151,657,431
Non-controlling interests	2,238,406	6,914,207
Total equity	68,806,424	158,571,638
Total liabilities and equity	$ 152,901,854	$ 246,945,263

The accompanying notes are an integral part of these consolidated financial statements

UNLOCKING A WORLD OF CONNECTIONS | | KeyTech Six Month Report 2015 3

Consolidated Statement of Comprehensive Loss

(Unaudited) for the six months ended September 30, 2015 and 2014

		2015		2014
OPERATING REVENUES				
Television revenues	$	20,224,563	$	-
Data revenues		18,326,891		13,863,853
Voice revenues		1,334,207		1,425,017
Directory revenues		3,750,004		3,866,289
Hardware and software revenues		26,337		59,188
Other revenues		2,355,412		2,793,516
	$	46,017,414	$	22,007,863
OPERATING EXPENSES				
Salaries and employee benefit expenses		11,084,009		7,758,431
Staff termination costs		873,555		307,786
Operations and maintenance expenses		18,523,903		8,100,055
Depreciation and amortization		10,631,510		4,438,243
General and administrative expenses		8,140,533		7,019,294
Government taxes, fees and levies		2,088,704		917,053
Impairment of assets		83,069,257		-
	$	(134,411,471)	$	28,540,862
Operating loss		(88,394,057)		(6,532,999)
Share of income of associates		3,350,209		4,325,472
Finance income		52,662		39,535
Finance costs		(1,794,376)		(1,146,549)
Gain (loss) on sale		595,174		(19,307,523)
Loss on revaluation of investment		(19,300)		-
Non-controlling interests		26,708		84,404
Loss for the year from continuing operations	$	(86,182,980)	$	(22,537,660)
DISCONTINUED OPERATIONS				
Profit for the period from discontinued operations		-		2,626,474
Loss for the period	$	**(86,182,980)**	$	**(19,911,186)**
Loss attributable to				
Equity holders of the company		**(86,156,272)**		**(19,826,782)**
Non-controlling interests		(26,708)		(84,404)
	$	**(86,182,980)**	$	**(19,911,186)**
Earnings per share from continuing and discontinued operations attributable to owners of the parent				
From continuing operations	$	(5.66)	$	(1.54)
From discontinued operations		-		0.18
From loss for the period	$	**(5.66)**	$	**(1.36)**

The accompanying notes are an integral part of these consolidated financial ***statements***

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Consolidated Statement of Comprehensive Loss (Continued)

(Unaudited) for the six months ended September 30, 2015 and 2014

		2015		2014
Loss for the period	$	(86,182,980)	$	(19,911,186)
Other comprehensive (loss) income for the period:				
Discontinued operations				
Sale of subsidiary – defined benefit pension plan		-		2,620,114
Sale of subsidiary – retirement augmentation plan		-		484,081
		-		3,104,195
Items that may be subsequently reclassified to profit or loss				
Realized loss on available-for-sale-investments		6,300		-
Changes in fair value of available-for-sale investments		(114,356)		10,670
Other comprehensive (loss) income for the period	$	(108,056)	$	3,114,865
Total comprehensive loss for the period	**$**	**(86,291,036)**	**$**	**(16,796,321)**
Total comprehensive loss attributable to:				
Equity holders of the company		(86,264,328)		(16,711,917)
Non-controlling interests		(26,708)		(84,404)
	$	(86,291,036)	$	(16,796,321)
Total comprehensive loss attributable to:				
Continuing operations	$	(86,291,036)	$	(22,526,990)
Discontinued operations		-		5,730,669
	$	(86,291,036)	$	(16,796,321)

The accompanying notes are an integral part of these consolidated financial statements

UNLOCKING A WORLD OF CONNECTIONS | | KeyTech Six Month Report 2015 5

Consolidated Statement of Changes in Equity

(Unaudited) for the six months ended September 30, 2015 and 2014

	Attributable to equity owners of the company								
	Share capital	**Shares held for issue**	**Share premium**	**Contributed surplus**	**Other comprehensive income (loss)**	**Retained earnings**	**Total**	**Non-controlling Interest**	**Total**
	$	**$**	**$**	**$**	**$**	**$**	**$**	**$**	**$**
Balance - April 1, 2014	3,640,908	-	83,413,733	20,920,454	(2,724,868)	33,714,417	138,964,644	534,866	139,499,510
Loss for the period	-	-	-	-	-	(19,826,782)	(19,826,782)	(84,404)	(19,911,186)
Other comprehensive income:									
Changes in fair value of available-for-sale investments	-	-	-	-	10,670	-	10,670	-	10,670
Re-measurement of defined benefit pension plan	-	-	-	-	2,620,114	-	2,620,114	-	2,620,114
Re-measurement of retirement augmentation plan	-	-	-	-	484,081	-	484,081	-	484,081
Comprehensive income for the period	-	-	-	-	3,114,865	-	3,114,865	-	3,114,865
Non-controlling interest arising on business combination	-	-	-	-	-	(84,404)	(84,404)	-	(84,404)
Issue of Shares	2,763,086	-	-	-	-	-	2,763,086	-	2,763,086
Dividends	-	-	-	-	-	(1,310,719)	(1,310,719)	-	(1,310,719)
Balance - September 30, 2014	6,403,994	-	83,413,733	20,920,454	389,997	12,492,512	23,620,690	450,462	124,071,152
Balance - April 1, 2015	3,806,197	7,493,110	86,058,361	20,994,716	14,389,751	18,915,296	151,657,431	6,914,207	158,571,638
Loss for the period	-	-	-	-	-	(86,156,272)	(86,156,272)	(26,708)	(86,182,980)
Other comprehensive income:									
Realized loss	-	-	-	-	6,300	-	6,300	-	6,300
Changes in fair value of available-for-sale investments	-	-	-	-	(114,356)	-	(114,356)	-	(114,356)
Comprehensive income for the period	-	-	-	-	(108,056)	-	(108,056)	-	(108,056)
Non-controlling interests	-	-	-	-	-	(26,708)	(26,708)	-	(26,708)
Purchase of non-controlling interest	-	-	-	1,201,623	-	-	1,201,623	(4,649,093)	(3,447,470)
Balance - September 30, 2015	3,806,197	7,493,110	86,058,361	22,196,339	14,281,695	(67,267,684)	66,568,018	2,238,406	68,806,424

The accompanying notes are an integral part of these consolidated financial statements

UNLOCKING A WORLD OF CONNECTIONS || KeyTech Six Month Report 2015 6

Consolidated Statement of Cash Flow

(Unaudited) for the six months ended September 30, 2015 and 2014

		2015		2014
CASH FLOW PROVIDED BY (USED IN)				
Operating activities				
Loss for the period	$	(86,182,980)	$	(19,911,186)
Adjustments for:				
Depreciation and amortization		10,631,511		4,438,243
Bad debt expenses and impairment allowances		638,820		314,986
Share of income of associates		(3,350,209)		(4,325,472)
Net interest cost on pension plan		-		70,000
Net interest cost on post-retirement medical plan		-		50,000
Profit for the year from discontinued operations		-		(2,626,474)
Impairment of assets		83,069,257		-
Changes in items of working capital:				
Accounts receivable		1,439,675		1,581,732
Materials		(19,332)		172,716
Prepaid expenses and other current assets		1,857,040		837,890
Accounts payable and accrued liabilities		(2,562,166)		1,589,499
Foreign tax liabilities		18,944		13,784
Unearned income		(1,541,971)		(1,699,234)
Working capital acquired on business combinations		-		4,649,782
Net cash generated from discontinued activities		-		6,025,382
Net cash generated from (used in) operating activities	$	3,998,589	$	(8,818,352)
Investing activities				
Repayments received on loans to associates		-		704,983
Dividends received from associates		1,606,517		1,602,929
Sale (purchase) of available-for-sale financial assets		19,311		(10,554)
(Purchase) sale of property, plant and equipment		(6,130,583)		33,254,954
Purchase of intangible assets		(240,697)		(8,369,571)
Property, plant and equipment acquired on business combinations		-		(27,466,705)
Intangible assets arising on business combinations		-		(27,038,613)
Purchase of non-controlling interest		(1,605,949)		-
Loan repaid (arising) on business combinations		5,000,000		(5,000,000)
Net cash used for investing activities	$	(1,351,401)	$	(32,322,577)
Financing activities				
Amount received on borrowing facility		-		45,000,000
Amount paid on borrowing facility		(3,214,286)		(27,500,000)
Amount received as subordinated debt		-		24,700,000
Redemption of preferred shares		(34,479)		(1,515)
Dividends paid on common shares		-		(2,621,446)
Net cash (used) received for financing activities	$	(3,248,765)	$	39,577,039
Decrease in cash and cash equivalents	$	(601,577)	$	(1,563,890)
Cash and cash equivalents and bank overdraft - Beginning of period	$	2,938,181	$	5,701,954
Cash and cash equivalents and bank overdraft - End of period	$	2,336,604	$	4,138,064

The accompanying notes are an integral part of these consolidated financial ***statements***

7 U N L O C K I N G A WO RL D OF CON N ECT IO N S | | KeyTech Six Month Report 2015 Notes to Consolidated Financial Statements (Unaudited) for the six months ended September 30, 2015 1. The Company and its regulatory framework KeyTech Limited (the “Company”) is incorporated in Bermuda with limited liability under the Companies Act 1981. The Company, through its subsidiaries and associates, is a supplier of information and communications services, providing a wide range of data, internet, voice, and media services. The Company is listed on the Bermuda Stock Exchange (“BSX”) and has operations in Bermuda and the Cayman Islands. The registered office is located at 30 Victoria Street, Hamilton, HM 12, Bermuda. 2. Accounting policies The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and IFRS Interpretations Committee (IFRIC) interpretations applicable to companies reporting under IFRS. The consolidated financial statements have been prepared under the historical cost convention, with the exception of land and buildings, which were revalued to market value on March 31, 2015, available-for-sale financial assets and financial assets and financial liabilities, which are recorded at fair value through profit or loss. The financial statements are presented in Bermuda dollars ($), which is the functional currency of the Company. The preparation of consolidated financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated f inancial statements are disclosed in note 3. In accordance with IFRS, BTC results were removed from the Statement of Operations for 2014/15 comparative financials. 3. Critical accounting estimates and assumptions Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. 3.1 Critical accounting estimates and judgments The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below. (a) Allowance for impairment losses on receivables In determining amounts recorded for impairment losses in the financial statements, management makes judgments regarding indicators of impairment, that is, whether there are indicators that suggest there may be a decrease in the estimated future cash flows from receivables, for example, default and adverse economic conditions. Management also makes estimates of the likely estimated future cash flows from impaired receivables as well as the timing of such cash flows. Historical loss experience is applied where indicators of impairment are not observable on individually significant receivables with similar characteristics, such as credit risks. Net realizable value of materials Estimates of net realizable value are based on the most reliable evidence available at the time the estimates are made, of the amount the materials are expected to realize. These estimates take into consideration fluctuations of price or cost directly relating to events occurring after the end of the period, to the extent that such events confirm conditions existing at the end of the period. Estimates of net realizable value also take into consideration the purpose for which the materials are held. (b)

8 U N L O C K I N G A WO RL D OF CON N ECT IO N S | | KeyTech Six Month Report 2015 Notes to Consolidated Financial Statements (Unaudited) for the six months ended September 30, 2015 (c) Residual value and expected useful life of property, plant and equipment The residual value and the expected useful life of an asset are reviewed at each financial year-end, and, if expectations differ from previous estimates, the change is accounted for. The useful life of an asset is defined in terms of the asset’s expected utility to the Company and its subsidiaries. The recoverable amount of property, plant and equipment is dependent upon management’s internal assessment of future cash flows from the individual asset or from the cash generating units to which the asset belongs. In addition, the estimate of the amount recoverable from future use of those units is sensitive to the discount rate used. Impairment of investments in associates The carrying value of investments in associates is assessed for impairment using benchmark multiples of earnings before interest, depreciation and amortization (“EBIDA”) and discounted cash flows of the Company, based on actual and forecasted results over a period of up to five years. The discount rate and benchmark multiples are assessed individually for each investment depending on the nature of its business, maturity of the business and expected future revenue growth rates. If the recoverable value is less than the carrying value of the investment in associate, an impairment expense is recognized in the period to reduce carrying value to its recoverable value. The following are key assumptions used in the impairment assessment calculations: (d) Benchmark multiples of EBIDA Discount rate applied in cash flow projections Impairment of goodwill and intangible assets 5¾ - 12 8% (e) Determining whether goodwill and intangible assets are impaired requires an estimation of the recoverable value using value in use, of the cash-generating units to which the goodwill and intangible assets have been allocated. The cash generating unit fair value is assessed using the discounted cash flows of the cash generating unit, based on financial budgets approved by management over a period of up to five years with a terminal value at the end of the five year period. Tangible assets are deducted from the estimated enterprise value and the residual value is compared to the carrying value of goodwill and intangible assets. If the residual value is less than the book carrying value of goodwill and intangible assets, an impairment expense is recognized in the period to reduce the carrying value to its recoverable amount. Refer to Note 9. 4.Segment information Reportable segments correspond to the Company’s internal organizational structure. The Company operates the following reportable segments, which are managed as separate business units, as they operate in different industries and require different market strategies and technologies. The Company evaluates each segment’s performance based on its contribution to consolidated net income. The accounting policies of the reportable segments are the same as those described in note 2. Bermuda Cablevision Limited (trading as Logic Communications Ltd.) (“Logic”) – the company provides internet access and data internet products as well as long distance and local voice services and subscription television services in Bermuda through its coaxial and fiber network services. On July 16, 2015 the companies Logic Communications Ltd. and Bermuda Cablevision Limited merged. WestTel Limited (trading as Logic) (“Logic Cayman”) – provides fixed wireless, wireline voice and data services, and subscription television services in the Cayman Islands. Cable Co. Ltd. (“Cable Co”) – provides international data services on its submarine cable system between Bermuda and the United States. Bermuda Yellow Pages Limited (“BYP”) – provides print, on-line directory and digital marketing services. Yabsta (BVI) Limited (“Yabsta”) – provides on-line search capabilities, specializing in digital advertising.

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Notes to Consolidated Financial Statements

(Unaudited) for the six months ended September 30, 2015

Segment information CONTINUING OPERATIONS	Logic	Logic Cayman	Cable Co.	BYP	Yabsta	Non-segment items	Total
Six months ended September 30, 2015							
Revenues from external customers	$27,742,245	$13,785,571	$243,253	$3,758,622	$24,000	$463,723	$46,017,414
Revenues from internal customers	556,992	26,760	1,013,171	49,804	30,000	-	1,676,727
Depreciation and amortization	4,911,364	4,047,241	1,053,017	14,301	125,867	479,720	10,631,510
Operating expenses	22,479,755	12,139,669	1,415,560	3,050,585	73,197	1,551,938	40,710,704
Segment income (loss)	908,118	(2,374,579)	(1,212,153)	743,540	(145,064)	(84,102,842)	(86,182,980)
Segment assets	$70,633,728	$70,753,355	$17,370,356	$1,865,199	$881,067	($8,601,851)	$152,901,854

	Logic	Logic Cayman	Cable Co.	BYP	Yabsta	Non-segment items	Total
Six months ended September 30, 2014							
Revenues from external customers	$11,631,875	$6,264,876	$171,602	$3,839,062	$27,000	$73,448	$22,007,863
Revenues from internal customers	700,208	26,760	855,671	138,804	27,000	-	1,748,443
Depreciation and amortization	1,808,412	1,938,199	1,045,988	12,693	125,867	(492,916)	4,438,243
Operating expenses	8,935,990	7,821,145	1,254,495	3,049,969	100,387	2,940,633	24,102,619
Segment income (loss)	1,587,681	(3,467,708)	(1,273,210)	915,204	(172,254)	(20,127,373)	(22,537,660)
Segment assets	$38,575,597	$70,965,731	$19,308,444	$1,814,179	$1,132,800	$115,148,512	$246,945,263

5. Dividends per share

There were no dividends declared during the reporting period. See note 8 for a potential future special dividend, subject to Regulatory Authority approval of the ATN business transaction.

6. Related parties

The following transactions were carried out with related parties:

(a) Half year-end balances arising from sales / purchases of goods / services

		2015		2014
Receivables from related parties: - Associates	$	204,537	$	257,896
Payables to related parties: - Associates	$	10,596,816	$	10,560,478
Sales to related parties: - Associates	$	189,305	$	384,961
Purchases from related parties: - Associates	$	142,102	$	46,661

The payables relate mainly to a KeyTech Director who is a principal of one of the subordinated debt holders.

The receivables from related parties arise mainly from sales transactions and are due one month after the date of sale. The receivables are unsecured in nature and bear no interest. No provisions are held against receivables from related parties (2014: Nil).

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Notes to Consolidated Financial Statements

(Unaudited) for the six months ended September 30, 2015

Goods are sold based on the price lists in force and terms that would be available to third parties.

(b) Key management compensation

Key management includes Directors (executive and non-executive) and members of Senior Management. The compensation paid or payable to key management for employee services is shown below:

		2015		2014
Salaries and other short-term employee benefits	$	2,897,637	$	3,442,100

(c) Loans to related parties

		2015		2014
Loans to associates:				
At April 1	$	740,685	$	1,401,685
Loan repayments received		-		(680,462)
Interest charged		12,534		31,517
Interest payments received		-		(24,520)
At September 30	$	753,219	$	728,220

The loans to associates were considered capital contributions to the associates and are included as 'investments in associates' on the face of the consolidated balance sheet.

Advances under the loan facility to QuoVadis bear interest at 5% and are secured on the fixed and floating assets of QuoVadis. Interest relating to all associates loans is included as a component of 'share of income of associates' in the consolidated statement of comprehensive income. The promissory note to Cablevision Holding Limited was paid in full during the six months ended September 30, 2014. The promissory note was unsecured, had no set terms of repayment and bore interest at 9% per annum.

No provision was required in 2015 (2014: Nil) for the loans made to associates.

7. Business combinations

On July 15, 2015 the Company completed a transaction through one of its subsidiaries which resulted in the Company now owning 100% of Bermuda Cablevision Limited. As a result, the Company acquired the minority interest for $3.4 million. The liability was due upon completion of the transaction and payments are made as the previous shareholders present their share certificates for settlement. As at September 30, 2015 $1.6 million of the liability has been claimed and paid.

8. Events after the reporting period

On October 5, 2015, the Company entered into an agreement with Atlantic Tele-Network, Inc. ("ATN"), whereby ATN will acquire a controlling interest in KeyTech of at least 51% of KeyTech's share capital. In exchange, KeyTech will receive $42 million in cash and ATN's 42.79% of Bermuda Digital Communications Limited, operating in Bermuda as "CellOne". Subject to legal and financial requirements, KeyTech intends to declare a special dividend of $0.75 per share to the KeyTech shareholders of record immediately prior to the closing of the transaction. Following the acquisition, it is expected that KeyTech will acquire the remaining shares of CellOne by way of merger and the issuance of KeyTech shares in the aggregate of approximately 8.9%. Certain required legal steps for the proposed transaction were approved by KeyTech shareholders at a special general meeting on October 20, 2015. The transaction is subject to legal and regulatory consents and approvals in both Bermuda and the Cayman Islands.

These financial statements record the Company's existing investment in CellOne using the equity method of accounting and do not reflect any adjustments to uplift this investment to its fair value.

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Notes to Consolidated Financial Statements

(Unaudited) for the six months ended September 30, 2015

9. Impairment of assets

The transaction described in note 8 was considered to be an indicator of impairment under IAS 36 'Impairment of Assets'. These consolidated financial statements include impairment charges to property, plant and equipment and intangible assets of $17,083,259 and $65,985,998 respectively (2014: nil). These impairment charges reflect estimated valuation of these assets on an enterprise valuation basis. Management's assessment of the value in use of these assets, under International Financial Reporting Standards, has not yet been completed and could result in impairment charges that are materially different to those recorded in these financial statements.

The outcome of management's final assessment of impairment will be recorded in the consolidated financial statements for the year ended March 31, 2016.

U N L O C K I N G A WO RL D OF CON N ECT IO N S | | KeyTech Six Month Report 2015 13 Board of Directors CHAIRMAN Mr. Gary L. Phillips, OBE, J.P., CIArb DEPUTY CHAIRMAN Ms. Fiona E. Beck ACBDA - Telecommunication Chair Charles Jillings Director Somers Limited Director ICM Limited Ms. Alison Hill, FCMA Chief Executive Officer Argus Group Holdings Limited Mr. E. Michael Leverock, B. Eng., P. Eng., MBA Cofounder and Director, Digital Communications Ltd. Mr. Douglas B. Trussler Partner & Managing Partner Bison Capital Asset Managment, LLC Mr. S. Sean Tucker, J.P., B.A. (Hons), LL.B. (Hons), G.D.P.A Head of Property & Estates Terra Law Limited, Barristers and Attorneys Chairman Bermuda National Sports Centre Director Island Petroleum Limited Executives and Officers Mr. Lloyd Fray Chief Executive Officer Mr. Richard Lau Chief Technology Officer Ms. Leslie Rans, CPA Chief Financial Officer Mr. Philip S. Harris Director of Human Resources Mr. Michael Tanglao General Counsel Secretary Common shares held by Directors – 368,307 Commons shares held by KeyTech Executive Management – 3,239 No rights to subscribe to shares or debt securities in the Company have been granted to, or exercised by, any Director, Officer or member of KeyTech Executive Management. There are no contracts of significance subsisting during or at the end of the financial year in which a Director was materially interested either directly or indirectly.

PRINCIPAL SUBSIDIARIES

Bermuda Cablevision Limited
(trading as "Logic")
30 Victoria Street
Hamilton HM 12
Bermuda
www.logic.bm

WestTel Limited
(trading as "Logic")
43 Eclipse Dr
Grand Cayman
Cayman Islands
www.logic.ky

Cable Co. Ltd.
30 Victoria Street
Hamilton HM 12
Bermuda

Bermuda Yellow Pages Limited
Swan Building
26 Victoria Street
Hamilton HM 12
Bermuda
www.bermudayp.bm

KeyTech Limited
P.O. Box HM 2445
Hamilton HM JX
Bermuda

Tel: +1 441 295 5009
Fax: +1 441 292 4984

www.keytech.bm